EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March 14, 2005, with respect to the consolidated financial statements of EntreMed Inc., EntreMed Inc.’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of EntreMed Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004, the following registration statements:

1.	Registration Statement Number 333-26057 on Form S-8
2.	Registration Statement Number 333-67063 on Form S-8
3.	Registration Statement Number 333-41218 on Form S-8
4.	Registration Statement Number 333-68048 on Form S-8
5.	Registration Statement Number 333-101617 on Form S-8
6.	Registration Statement Number 333-80193 on Form S-3
7.	Registration Statement Number 333-84907 on Form S-3
8.	Registration Statement Number 333-94665 on Form S-3
9.	Registration Statement Number 333-76824 on Form S-3
10.	Registration Statement Number 333-104380 on Form S-3
11.	Registration Statement Number 333-110604 on Form S-3
12.	Registration Statement Number 333-26057 on Form S-3
13.	Registration Statement Number 333-87940 on Form S-3

/s/ Ernst & Young LLP

McLean, Virginia
March 14, 2005